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                                                                    Exhibit 10.1

                     CONFIDENTIAL SEPARATION AGREEMENT AND
                           GENERAL RELEASE OF CLAIMS

      In exchange for the mutual promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, John Vincze ("Employee") and Corillian Corporation ("Employer") agree as follows:

      1. Separation. Employee's employment with Employer will terminate effective March 5, 2005. On or before the effective date of Employee's termination, Employer shall pay Employee the gross amount of $26,294.92, less required withholdings for federal, state and local taxes, which amount represents all wages, compensation, or benefits (including, without limitation, any bonus compensation and any accrued, but unused vacation) earned by Employee through the effective date of his separation from employment.

      2. Separation Consideration. Upon expiration without revocation of the seven (7) day revocation period as provided in paragraph 4.2, Employee shall receive Separation Consideration as follows:

      (a) Employee will receive severance pay in the gross amount of $43,750. This severance payment will be subject to required withholdings for federal, state and local taxes.

      (b) Employer will continue, at its cost, Employee's health insurance for three months following the month in which Employee's separation from employment becomes effective, after which time Employee may elect to continue, at his cost, health insurance in accordance with and for the duration of any time allowed by the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

This Separation Consideration shall be in addition to any wages, compensation, or benefits (including, without limitation, any bonus compensation and any accrued, but unused vacation) earned by Employee through the effective date of his separation from employment. Employee agrees that all other wages, compensation or benefits of any kind shall cease on the effective date of Employee's termination from employment. Employee agrees that this Separation Consideration is not required by Employer's policies or procedures or by any contractual obligation of Employer, and is offered by Employer solely as consideration for this Agreement.

      3. General Release of Claims. Employee releases, acquits and forever discharges Employer and its former and current subsidiary and affiliated entities, directors, officers, managers, employees, shareholders, insurers, attorneys, agents, partners, licensees, and representatives, and each of their respective successors and assigns, both individually and in their corporate capacities (collectively, "Released Parties") of and from any and all liabilities, claims, demands, actions, causes of action, suits, controversies, agreements, damages, or judgments, in law or in equity, whether known or unknown, or suspected or unsuspected, that Employee now or hereafter has or may have against the Released Parties (or any of them) for, upon, or by reason of


CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE                     PAGE 1
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any matter, thing, act or omission whatsoever, arising or occurring on or at any time prior to (but not after) the date on which Employee executes this Agreement. Employee agrees that this release is general and complete in nature, and includes, but is not limited to, any claims arising out of Employee's relationship with Employer and the termination thereof; any claims for wages, compensation, or benefits (including, without limitation, any bonus compensation and any accrued, but unused vacation); any claims for compensatory or exemplary damages; any claims relating to or arising out of any express or implied contract or covenant; any claims relating to or arising under any federal or state statute (such as Title VII of the Civil Rights Act of 1964, the federal
Age Discrimination in Employment Act ("ADEA"), the Sarbanes-Oxley Act of 2002, and the Oregon Revised Statutes); and any claims arising at common law. Employee intends that this general and complete release is binding and enforceable notwithstanding the possibility that Employee may hereafter discover facts which, if such facts had been known by Employee as of the execution of this Agreement, may have materially affected his decision to enter into this Agreement. Employee knowingly and intentionally hereby waives the benefit of any state or federal statute, law, order, or rule that would provide to the contrary.

      4. ADEA Notice. This Agreement contains a full release of any claim under the Age Discrimination in Employment Act (the "ADEA"), which means in part that Employee is granted the following rights:

            4.1. Period To Consider. Under the ADEA, Employee may take up to twenty-one (21) days to consider and accept the terms of this Agreement. Employee may accept in less time by signing and delivering the Agreement to Corillian Corporation, ATTN: President, 3400 NW John Olsen Place Hillsboro, OR 97124. Employee is urged to use as many of the twenty-one (21) days as he deems necessary to consider this Agreement and to consult with his attorney about it. By signing this Agreement, Employee acknowledges the following:

            (a) he has been given at least twenty-one (21) days to consider this Agreement,

            (b) this Agreement is written in a manner that Employee understands,

            (c) the general release described in paragraph 3 is made knowingly and voluntarily, without any duress or coercion and with the full intent of releasing the Released Parties of and from any and all claims; and

            (d) Employee has been advised by Employer to consult with his attorney prior to signing this Agreement.

            4.2. Revocation Period. Under the ADEA, Employee may revoke this Agreement within seven (7) days of the date on which he first signed this Agreement. If Employee revokes the Agreement, then the Agreement shall become null and void, meaning Employee will not receive any Separation Consideration as set forth in the Agreement. To be effective, Employee's revocation must be in writing and returned by hand-delivery or by


CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE                     PAGE 2
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regular U.S. Mail postmarked to Corillian Corporation, ATTN: President, 3400 NW
John Olsen Place Hillsboro, OR 97124 within seven (7) days of the date on which Employee first signed this Agreement.

      5. Confidentiality and Nondisparagement. Employee agrees to hold the provisions of this Agreement in strictest confidence and not to disclose the provisions of this Agreement in any manner whatsoever, except that Employee may disclose this Agreement in confidence to his immediate family, attorneys, tax preparers, or otherwise as required by law. Employee agrees not to make any oral or written statements to any person or entity which might tend to disparage the business reputation of Employer or any of its customers, owners, employees, officers or directors.

      6. Company Property/Proprietary Information. Employee hereby reaffirms and agrees to continue to abide by the terms of the Noncompete, Nondisclosure, Conflict of Interest and Assignment of Improvements, Inventions and Discoveries Agreement, previously entered into by the parties, the terms of which are incorporated herein by reference.

      7. Governing Law and Dispute Resolution. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of Oregon. Any and all claims relating to or arising out of this Agreement shall be resolved in accordance with the terms of the Mutual Agreement For Mediation And Arbitration Of Claims previously entered into by the parties, the terms of which are incorporated herein by reference.

      8. Integration. Except as otherwise specifically provided for in this Agreement, this Agreement sets forth the entire understanding between Employee and Employer and supersedes any prior agreements or understandings (express or implied) pertaining to the terms of his employment with Employer and the termination of the employment relationship. Employee acknowledges that in executing this Agreement he does not rely upon any oral or written representation or statement by any representative of Employer concerning the subject matter of this Agreement, except as expressly set forth in the text of this Agreement. This Agreement may not be modified or amended except by written agreement between Employee and Employer.

      9. Attorneys' Fees. If Employee or Employer files an action in any court or other forum to enforce compliance with any term of this Agreement or to allege a breach thereof, the party prevailing in that action shall be entitled to recover all attorneys' fees, costs and any necessary disbursements incurred therein, including, without limitation, expert witness fees, deposition costs, court clerk fees, service fees, and printing costs, in addition to any other relief to which the party may be entitled at trial or upon appeal.

      10. No Admissions. It is understood and agreed that this Agreement is offered to Employee solely to facilitate his or her departure from employment with Employer. It is further understood and agreed that neither this Agreement, nor the release granted hereunder, is an admission of any wrongdoing or liability on the part of Employee or Employer, by whom liability has been and is expressly denied.


CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE                     PAGE 3
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      11. Voluntary Agreement. EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE
WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

CAUTION: READ CAREFULLY -- THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF ANY RIGHT TO A JURY TRIAL.

                                              CORILLIAN CORPORATION


                                              By:
----------------------------------               ------------------------------
JOHN VINCZE                                   Its
                                                 ------------------------------
Dated:                                        Dated:
      --------------------                          ----------------------


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